Exhibit 5(a)

[LETTERHEAD OF MDU RESOURCES GROUP, INC.]

May 28, 2008

MDU Resources Group, Inc. 1200 W. Century Avenue P.O. Box 5650 Bismarck, North Dakota 58506-5650

Ladies and Gentlemen:

I am General Counsel and Secretary of MDU Resources Group, Inc., a Delaware corporation (the “Company”). This opinion is being rendered in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on or about the date hereof with the Securities and Exchange Commission by the Company under the Securities Act of 1933, as amended, (the “Securities Act”), for the registration of (i) one or more series of debt securities (the “Debt Securities”) to be issued under the Company’s Indenture, dated as of December 15, 2003, with The Bank of New York as trustee (the “Indenture”) and (ii) common stock, par value $1.00 per share (the “Common Stock”) together with the preference share purchase rights attached thereto (the “Rights”).

In connection with this opinion, I have reviewed such documents and records as I have deemed necessary to enable me to express an opinion on the matters covered hereby.

Based upon the foregoing, we are of the opinion that:

1.
The Company is a corporation validly organized and existing under the laws of the State of Delaware and is duly qualified to do business as a foreign corporation in the States of Minnesota, Montana, North Dakota, South Dakota and Wyoming.

2.	When

(a)
the Debt Securities are issued and sold in compliance with authority contained in orders of the Federal Energy Regulatory Commission, the Montana Public Service Commission and the Public Service Commission of Wyoming (collectively, the “Orders”); and

(b)
the Board of Directors of the Company, or an officer duly authorized thereby, shall have taken such action, pursuant to the terms of the Indenture, as may be necessary to establish the terms of such Debt Securities, and such Debt Securities shall have been issued and delivered in accordance with the terms and provisions of such Indenture; and

(c)
the Debt Securities are issued and delivered in accordance with their respective terms and provisions and as contemplated in the Registration Statement and a prospectus supplement with respect thereto,

the Debt Securities will be legally issued and valid and binding obligations of the Company.

3.	When

(a)	the Common Stock is issued and sold in compliance with authority contained in the Orders; and

(b)
the Company's Board of Directors shall have (i) approved the issuance and sale of the Common Stock by the Company, (ii) fixed or otherwise determined the consideration to be received therefor, (iii) approved the form and substance of the documents to be used in connection with the issuance and sale of such Stock (the “Stock Sale Documents”), and (iv) taken, or delegated to appropriate officers or representatives of the Company the authority to take and, pursuant thereto, such officers or representatives shall have taken, all other final action necessary to consummate the authorization of the issuance and sale of such Common Stock,

(c)	the Stock Sale Documents shall have been duly executed and delivered by or on behalf of the parties thereto and shall have become effective as therein provided, and

(d)
the Common Stock shall have been duly issued and delivered by the Company for the consideration set forth in the Registration Statement and a prospectus supplement with respect thereto and in accordance with the actions hereinabove mentioned, the Common Stock will be legally issued, fully paid and non-assessable.

4.      The Rights, when issued as contemplated in the Registration Statement, will be legally issued and will represent binding obligations of the Company under the laws of the State of Delaware.

I am a member of the North Dakota Bar and do not hold myself out as an expert on the laws of Minnesota, Montana, South Dakota or Wyoming, but I have made a study through counsel located in such jurisdictions or otherwise of such jurisdictions insofar as such laws are involved in the conclusions expressed in this opinion.  Insofar as the opinions expressed herein relate to the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the Delaware laws, or the federal laws of the United States of America, I have relied on the opinion of even date herewith of Thelen Reid Brown Raysman & Steiner LLP, counsel to the Company, which opinion is to be filed as an exhibit to the Registration Statement.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement, as it may be amended, and to the reference to me therein and in the prospectus. In giving the foregoing consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

    /s/ Paul K. Sandness
Paul K. Sandness
General Counsel and Secretary